UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2008 Bonuses

On October 30, 2008, the Board of Directors (the “Board”) of Medivation, Inc. (the “Company”), based upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), approved cash bonuses for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in each case in the amount of 150% of each named executive officer’s target bonus for the 2008 fiscal year, in recognition of both their individual performance and the Company’s achievement of its stated performance goals in 2008. The Board also approved an extraordinary bonus for the Company’s named executive officers due to the success of the Company’s partnership with Pfizer Inc. The bonuses awarded to the named executive officers are set forth in Exhibit 10.1 hereto and are incorporated herein by reference.

2009 Salaries

On October 30, 2008, the Board, based on the recommendation of the Compensation Committee, approved new base salaries, effective January 1, 2009, for the Company’s named executive officers in the amounts set forth on Exhibit 10.1.

2009 Bonus Plan

On October 30, 2008, the Board, upon recommendation of the Compensation Committee, approved the bonus plan for the Company’s named executive officers for the 2009 fiscal year as set forth in Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Bonuses for Fiscal Year 2008 and Base Salaries for Fiscal Year 2009 for Certain Executive Officers.

10.2	Medivation, Inc. 2009 Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: November 5, 2008	By:	/s/ C. Patrick Machado
C. Patrick Machado Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

10.1	Bonuses for Fiscal Year 2008 and Base Salaries for Fiscal Year 2009 for Certain Executive Officers.

10.2	Medivation, Inc. 2009 Bonus Plan.